Exhibit 99.1

Signet Jewelers Announces Non-Prime Credit Agreement with Minority Purchaser

HAMILTON, Bermuda, May 2, 2018 – Signet Jewelers Limited (“Signet”) (NYSE:SIG), the world’s largest retailer of diamond jewelry, exercised its option to appoint a minority purchaser under its non-prime receivables purchase agreement with investment funds managed by CarVal Investors (“CarVal agreement”), which was announced on March 14, 2018.

This agreement diversifies Signet’s non-prime receivables funding partnership and supports the company’s transition to a fully outsourced credit structure which maintains a full spectrum of category-leading financing and lease options for consumers.

Castlelake, L.P., a global alternative investment firm with significant specialty finance expertise, has been selected as the minority purchaser.  At closing, investment funds managed by CarVal Investors will purchase the non-prime receivables arising from 70 percent of Signet’s existing accounts and funds managed by Castlelake will purchase the remaining 30 percent.  Funds managed by Castlelake will purchase the receivables under substantially the same terms as the CarVal agreement.

In addition, Castlelake, on behalf of funds it manages, entered into a five-year forward flow purchase agreement in which it is obligated to purchase forward flow receivables arising from 30 percent of Signet’s non-prime accounts at the same discount rate as agreed under the CarVal agreement.  Investment funds managed by CarVal Investors will purchase 70 percent of the forward flow non-prime receivables.

The closing of the transaction with Castlelake and CarVal will occur simultaneously. The Company continues to expect the non-prime credit outsourcing transaction to close in the second quarter of Fiscal 2019 subject to certain closing conditions.  Expected proceeds from the sale remain unchanged at $401 million to $435 million inclusive of servicing expenses on the receivables before transaction costs of $7 million.

The completion of the outsourcing of Signet’s credit portfolio is expected to significantly reduce consumer credit risk from the balance sheet, reduce working capital and allow the Company to return significant capital to shareholders. It also allows the company to increase strategic and operational focus on its core jewelry retail business as it proceeds to execute the Signet Path to Brilliance transformation plan.

Signet’s guidance provided on March 14, 2018 and April 2, 2018 relating to the impact of the credit transaction is unchanged and is reiterated below for reference:

•
In the second month of the first quarter of Fiscal 2019, the non-prime receivables were reclassified to assets held for sale and will be carried at fair value until they are sold to investment funds managed by CarVal and Castlelake.

•
The total pre-tax loss associated with the sale of the non-prime receivables is expected to be $165 million to $170 million inclusive of an estimated $7 million in transaction costs, of which $140 million is expected to be recognized in the first quarter of Fiscal 2019 upon the reclassification of receivables as assets held for sale.

•
Signet continues to expect the outsourcing of both prime and non-prime receivables to result in an estimated unfavorable year over year operating income impact of $118 million to $133 million for the full year Fiscal 2019 with $60 million of this impact occurring in the first quarter of Fiscal 2019.

•	The Company continues to expect $475 million in share repurchases in Fiscal 2019 funded by proceeds from its non-prime credit transaction and cash on hand.

For additional information, please see Signet’s Current Report on Form 8-K filed today with the SEC and Signet’s Current Report relating to the credit transaction on Form 8-K filed March 14, 2018.

Goldman, Sachs & Co. is serving as financial advisor and Simpson Thacher & Bartlett LLP is serving as legal advisor to Signet Jewelers. Sidley Austin LLP served as legal advisor to Castlelake.

About Signet

Signet Jewelers Limited is the world's largest retailer of diamond jewelry.  Signet operates over 3,500 stores primarily under the name brands of Kay Jewelers,  Zales, Jared The Galleria Of Jewelry, H.Samuel, Ernest Jones, Peoples, Piercing Pagoda, and JamesAllen.com. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk,  www.peoplesjewellers.com, www.pagoda.com, and www.jamesallen.com.

About Castlelake

Castlelake, L.P. is a global private investment firm focused on investments in specialty finance, dislocated industries, special situations and other alternative assets, and is an experienced leader in commercial aviation ownership and servicing. With primary offices in Minneapolis and London, the Castlelake team comprises more than 130 professionals. As of December 31, 2017, Castlelake manages private funds and debt vehicles with approximately $13.1 billion in assets, on behalf of its investors, including endowments, foundations, public and private pension plans, private funds, family offices, insurance companies and sovereign wealth funds. For more information, visit www.castlelake.com.

Signet Safe Harbor

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, Signet’s results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to, our ability to implement Signet's transformation initiative, the effect of federal tax reform and adjustments relating to such impact on the completion of our quarterly and year-end financial statements, changes in interpretation or assumptions, and/or updated regulatory guidance regarding the U.S. tax reform, the benefits and outsourcing of the credit portfolio sale including I/T disruptions, future financial results and operating results, the timing and expected completion of the second phase of the credit outsourcing, the impact of weather-related incidents on Signet’s business, the benefits and integration of R2Net, general economic conditions, potential regulatory changes or other developments following the United Kingdom’s announced intention to negotiate a formal exit from the European Union, a decline in consumer spending, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to customer credit, seasonality of Signet’s business, financial market risks, deterioration in customers’ financial condition, exchange rate fluctuations, changes in Signet’s credit rating, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, the development and maintenance of Signet’s omni-channel retailing, security breaches and other disruptions to Signet’s information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, risks related to Signet being a Bermuda corporation, the impact of the acquisition of Zale Corporation on relationships, including with employees, suppliers, customers and competitors, and our ability to successfully integrate Zale Corporation’s operations and to realize synergies from the transaction.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statement, see the "Risk Factors" section of Signet's Fiscal 2018 Annual Report on Form 10-K filed with the SEC on April 2, 2018 and quarterly reports on Form 10-Q filed with the SEC. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Investors:
Randi Abada
SVP Corporate Finance Strategy & Investor Relations
+1 330 668 3489

Media:
David Bouffard
VP Corporate Affairs
+1 330 668 5369

Castlelake:
Molly Schlax
Director, Corporate Communications
+1 612 851 3083